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EXHIBIT 99.7

EXHIBIT C

                        ACE MARKETING & PROMOTIONS, INC.
         2009 EMPLOYEE BENEFIT AND CONSULTING SERVICES COMPENSATION PLAN


SECTION 1. INTRODUCTION

         1.1 ESTABLISHMENT. Ace Marketing & Promotions, Inc., a New York corporation (the "Company"), hereby establishes a plan of long-term stock-based compensation incentives for selected Eligible Participants (defined below) of the Company and its affiliated corporations. This plan was adopted on August 28, 2009 (the "Adoption Date") by the Board of Directors, subject to stockholder ratification within one year and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the "Plan"). The effective date of the Plan and duration of the Plan is set forth in section 17 herein.

         1.2 PURPOSE. The purpose of the Plan is to further the success of the Company and its Subsidiaries by making available Common Stock of the Company for purchase by eligible directors, officers, consultants and key employees of the Company and its Subsidiaries and thus to provide an additional incentive to such personnel to continue to serve the Company and its Subsidiaries and to give them a greater interest as stockholders in the success of the Company. It is intended that this Plan be considered an "Employee Benefit Plan" within the meaning of Regulation 405 of the Securities Act of 1933, as amended (the "1933 Act").

         The Company intends this Plan to enable the Company to issue, pursuant hereto, Incentive Stock Options as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as Incentive Stock Options (also known as "Non-Statutory Stock Options") and to issue stock in exchange for services rendered.

         The Plan shall become effective as provided in Section 17, provided, however, Incentive Stock Options may not be exercised and will be void and of no further force and effect if the Plan is not approved by stockholders within 12 months of the Adoption Date of the Plan.

SECTION 2. DEFINITIONS

         The following definitions shall be applicable to the terms used in the
Plan:

         2.1 "AFFILIATED CORPORATION" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Code).

         2.2 "Board" means the Board of Directors of the Company.

         2.3 "COMMITTEE" means a committee designated by the Board of Directors to administer the Plan or, if no committee is so designated, the Board of Directors. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee. The Committee shall consist of at least two members of the Board of Directors, preferably (but not required) all of whom are Non-Employee Directors. For the purposes of the Plan, a director or member of the Committee shall qualify as a "Non-Employee Director" only if such person qualifies as a Non-Employee Director within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         2.4 "COMMON STOCK" means the Company's $.0001 par value voting common stock.

         2.5 "COMPANY" means Ace Marketing & Promotions, Inc., a New York corporation.

         2.6 "Disability" means permanent total disability as defined in the Code.


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         2.7 "EFFECTIVE DATE" means the effective date of the Plan, as set forth in Section 17 hereof.

         2.8 "ELIGIBLE PARTICIPANT" or "PARTICIPANT" means any employee, director, officer, consultant, or advisor of the Company who is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive stock and exercise stock options hereunder. Not withstanding the foregoing, no consultant or advisor shall receive options unless such person is eligible to receive same under an employee benefit plan which would be filed under a Form S-8 Registration Statement.

         2.9 "Fair Market Value" with respect to Common Stock means fair market value of a share of Common Stock as determined as of the date of grant in accordance with Section 422(c)(7) of the Code and the Regulations applicable thereto. In this respect, the Fair Market Value of the Common Stock shall be determined as follows:

         (i) If the Common Stock is listed on or quoted on any established stock exchange or a national market system, including without limitation, NYSE Alternext US LLC, the NASDAQ National Market or the NASDAQ SmallCap Market, its fair market value shall be the mean between the high and low sales price for such stock on such exchange or system on the date of such grant, as reported in The Wall Street Journal or such other source as the Board deems reliable, or, if none, shall be the mean of the closing "bid" and "ask" prices, if any, for the Common Stock on the date of such grant, as reported in The Wall Street Journal or such other source as the Board deems reliable, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations;

         (ii) If the Common Stock is not then listed or quoted on any established stock exchange or national market system, including without limitation, the NASDAQ National Market or the NASDAQ SmallCap Market or the OTC Electronic Bulletin Board, its fair market value shall be the average of the "bid" prices, if any, for the Common Stock on the date of such grant, as reported in National Daily Quotation Service or such other source as the Board deems reliable; or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations; and

         (iii) If the Fair Market Value of the Common Stock cannot be determined under either (i) or (ii) of Section (c) above, the Fair Market Value thereof shall be determined in good faith by the Board.

         (iv) Regardless of (i) or (ii) of Section (c) above, if the last sales price is reported, that value should be used.

         2.10 "Grant" means the action of the Board or Committee at the time of grant of an Option or direct issuance of a share of Common Stock.

         2.11 "Incentive Stock Option" means any incentive stock option as defined in Section 422(b) of the Code granted to an individual for any reason connected with his employment by the Company at the time of the granting of a given option under the Plan.

         2.12 "Modification" means any change in the terms of an option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for options under the Plan, materially change the administration of the Plan (except as permitted in paragraphs 4(c) hereof) or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option shares under the Securities Act of 1933, as amended, shall not be deemed a Modification.

         2.13 "Non-Statutory Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

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         2.14 "OPTION" means the grant to an Eligible Participant of a right to acquire shares of Restricted Stock of the Company, unless said shares are duly registered, and thus freely tradable, pursuant to a Grant of Option approved by the Committee and executed and delivered by the Company. "Options" means any Incentive Stock Option or Non-Statutory Stock Option, unless otherwise indicated or required by context.

         2.15 "REGISTERED STOCK" means shares of Common Stock, $.0001 par value, of the Company underlying an Option which, if specified in the written Option are, upon issuance, freely tradable by virtue of having been registered with the Securities and Exchange Commission on a Form S-8 Registration Statement, or another appropriate registration statement, and which shares have been issued subject to the "blue sky" provisions of any appropriate state jurisdiction. Special resale restrictions may, however, apply to officers, directors, control shareholders and affiliates of the Company and such individuals or entities will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

         2.16 "Subsidiary" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

         2.17 "10% Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

         2.18 "STOCK" or "RESTRICTED STOCK" means shares of Common Stock, $.0001 par value, of the Company issuable directly under the Plan or underlying the grant of the Option, which are, upon issuance, subject to the restrictions set forth in Section 11 herein.

         References in these definitions to provisions of the Code shall, when appropriate to effectuate the purposed of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions. The term "Subsidiary" or "Subsidiaries" shall be deemed to include any parent corporation (if any) as defined in Section 424(e) of the Code. Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION 3. ADMINISTRATION OF THE PLAN

         The Plan is a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company. In the absence of contrary action by the Board, and except for action taken by the Committee pursuant to Section 4 in connection with the determination of Eligible Participants, any action taken by the Committee or by the Board with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding. This Plan may be administered by the Committee, the Board or both, in the sole discretion of the Board.

SECTION 4. ELIGIBILITY AND AWARDS

         The Committee shall determine at any time and from time to time after the Effective Date of the Plan: (i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to the Option which an Eligible Participant may exercise; (iii) the price per share at which each Option may be exercised, including the form of consideration to be paid, or the value per share if a direct issue of stock; and (iv) the terms on which each Option may be granted. Such determination, may from time to time be amended or altered at the sole discretion of the Committee. Options granted to officers and/or directors of the Company shall be granted by the Board, or by the Committee, if the Committee is composed of all members who are Non-Employee Directors.


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SECTION 5. GRANT OF OPTION

         Subject to the terms and provisions of this Plan, the terms and conditions under which the Option may be granted to an Eligible Participant shall be established by the Committee and the Grant of an Option hereunder shall be in the form attached hereto as Appendix A and made a part hereof and containing such changes thereto and such other provisions as the Committee, in its sole discretion, may determine. Notwithstanding the foregoing provisions of this Section 5, each Grant of Option shall incorporate the provisions of this Plan by reference.

         Options may be granted after the Effective Date by the Committee and instruments evidencing such grant(s) may similarly be so issued, but in each case where Incentive Stock Options are granted, such Incentive Stock Options and such instruments shall be subject to the approval and ratification of the Plan by the stockholders of the Company within one year of the Effective Date of the Plan, and notwithstanding anything in the Plan that may be deemed to be to the contrary, no Incentive Stock Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, all Incentive Stock Options that may have been granted pursuant to the Plan shall be converted into Non-Statutory Stock Options, but shall be subject to the same termination provisions applicable to the originally granted Incentive Stock Options. The shares of Common Stock underlying an Incentive Stock Option may be sold in a disqualifying disposition under Section 421(b) of the Code. No Option shall be granted for a term of more than 10 years from the date of Grant. In the case of Incentive Stock Options granted to a 10% stockholder, the term of the Incentive Stock Option shall not exceed five years from the date of Grant.

         The Committee shall determine the exercise price of each Option granted under the Plan. Non-Statutory Stock Options may be granted at any price determined by the Board even if the exercise price of the Non-Statutory Stock Options is at a price below the Fair Market Value of the Company's Common Stock on the date of Grant. In the case of Incentive Stock Options, the following rules shall also apply:

         (A) The purchase price of an Incentive Stock Option may not be less than the Fair Market Value of the Common Stock at the time of Grant, except that in the case of a 10% Stockholder who receives an Incentive Stock Option, the purchase price may not be less than 110% of such Fair Market Value.

         (B) The aggregate fair market value (determined at the time the Option is granted) of the optioned stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the Company and its subsidiaries) shall not exceed $100,000.

SECTION 6. TOTAL NUMBER OF SHARES OF COMMON STOCK

         The total number of shares of Common Stock reserved for issuance by the Company either directly or underlying Options granted under this Plan from inception to date is 4,000,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of the Plan. Stockholder approval of such increase or other Modification of the Plan within one year of Effective Date shall be required in the event Incentive Stock Options are granted or to be granted under the Plan. Common Stock issued under the Plan may be authorized and unissued or reacquired Common Stock of the Company.

SECTION 7. PURCHASE OF SHARES OF COMMON STOCK

         7.1 As soon as practicable after the determination by the Committee of the Eligible Participants and the number of shares an Eligible Participant may be issued directly or granted pursuant to an Option, the Committee shall give written notice thereof to each Eligible Participant, which notice in the case of Option Grants shall be accompanied by the Grant of Option to be executed by such Eligible Participant. Upon vesting of Option, an Eligible Participant may exercise his right to an Option to purchase Common Stock by providing written notice as specified in the Grant of Option.

         7.2 The exercise price for each Option to purchase shares of Common Stock pursuant to paragraph 7.1 shall be as determined by the Committee based upon the provisions contained in Section 5 herein, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another.


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SECTION 8. PAYMENT UPON EXERCISE OF OPTION OR DIRECT ISSUANCE

         The Committee shall determine the terms of the Grant of Option and the exercise price or direct issue price for payment or services by each Participant for his shares of Common Stock granted thereunder. Such terms shall be set forth or referred to in the Grant of Option or resolution authorizing the share issuance. The terms and/or prices so set by the Committee may vary from one Participant to another. Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options,
(ii) shares of Common Stock owned by the optionee having a Fair Market Value equal in amount to the exercise price of such Options, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee, unless such condition is waived by the Committee at anytime between the date of grant and the date of exercise. The Fair Market Value of any shares of Common Stock which may be delivered to the Company for payment of the exercise price upon exercise of an Option shall be determined by the Committee in the manner set forth in the Grant of Option. Reference is made to Section 14 which provides that the Committee may, in its discretion, have the Company make loans to option holders to pay the exercise price and/or in the case of Non-Statutory Stock Options, adopt additional cashless exercise provisions in form satisfactory to it, which provisions would be established at the time of Grant of each Non-Statutory Stock Option and incorporated into the Grant of Option.

SECTION 9. DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE

         The Company shall deliver to or on behalf of each Participant such number of shares of Common Stock as such Participant elects to purchase upon direct issuance or upon exercise of the Option. Such shares shall be fully paid and nonassessable upon the issuance thereof and shall be represented by a certificate or certificates registered in the name of the Participant and, if Restricted Stock, stamped with an appropriate legend referring to the restrictions thereon, as described in Section 11 herein.

SECTION 10. RIGHTS OF EMPLOYEES; NON-TRANSFERABILITY; EXERCISE OF OPTIONS; TERMINATION OF EMPLOYMENT; WITHHOLDING OBLIGATIONS

         10.1 EMPLOYMENT. Nothing contained in the Plan or in any Stock Option, Restricted Stock award or other Common Stock award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Option or other Common Stock award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         10.2 NON-TRANSFERABILITY. No right or interest of any Participant in a Stock Option award shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interest in Stock Option awards shall be transferable by testamentary will or the laws of descent and distribution. Notwithstanding anything contained herein to the contrary, the Company shall permit the assignment or transfer of an Option to Optionee's children, grandchildren, spouse or trusts established solely for their benefits (the "Family Members"), but only if the assignment or transfer is without consideration and the Option remains subject to the provisions of the Plan.


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         10.3 EXERCISE OF OPTIONS. An Option granted under the Plan, to the extent vested, shall be exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option. The purchase price of the shares shall be paid upon the exercise of the Option in accordance with the provisions of the Grant of Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in Section 10.4, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities.)

         10.4 TERMINATION OF EMPLOYMENT. Except in the case of Optionee's death or disability as provided below, in the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan, notwithstanding the reason for termination (such as termination for cause, without cause or voluntary on the part of the optionee,), any Incentive Stock Option held by him or a Family Member under the Plan, to the extent not theretofore exercised by the Optionee or Family Member, shall on the 30th day after termination of employment be null and void. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any subsidiaries. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiaries or affiliates to terminate his employment or occupancy of any corporate office at any time.

         In the event of the death of an Optionee to whom an Incentive Stock Option has been granted under the Plan while he is in the employ of the Company or a subsidiary, such Incentive Stock Option may be exercised (to the extent of the number of shares covered by the Incentive Stock Option which were purchasable by the Optionee at the date of his death) by the lawful owner at any time within a period of six months after his death, but in no event after the day in which the Incentive Stock Option would otherwise terminate under the Grant of Option.

         In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee or his Family Member who is then the holder of the Option may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment. In the case of Non-Statutory Options, the Committee shall determine at the time of Grant, all applicable termination provisions of Options, if any, and shall incorporate them into the Grant of Option.

         10.5 FEDERAL INCOME TAX OR OTHER WITHHOLDING AMOUNTS. In respect to the direct issuance of Common Stock or the exercise of Non-Statutory Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Option Holder or Family Member as the case may be, to the Company in cash or by certified check at the time required by applicable federal and/or other laws. The Company shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole discretion) to obtain verification from the Option Holder that all federal income tax or other withholding amounts have been properly calculated and paid.

SECTION 11. GENERAL RESTRICTIONS

         11.1 RESTRICTIVE LEGEND. All shares of Common Stock issued or issuable under this plan, unless qualified as Registered Stock as defined in Section 2 hereinabove, shall be restricted, and certificates representing the shares shall bear a restrictive legend reading substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


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         The Company may, at its option, register the Registered Stock on a Form
S-8 Registration Statement, or other appropriate form of registration statement, for exercise and subsequent sale in accordance with the 1933 Act.

         11.2 INVESTMENT REPRESENTATIONS. The Company may require any person to whom a Stock Option, Restricted Stock award, or other Common Stock award is granted, as a condition of exercising such Stock Option, or receiving such Restricted Stock award, or other Common Stock award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Stock Option, Restricted Stock award, or other Common Stock award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         11.3 COMPLIANCE WITH SECURITIES LAWS. Each Stock Option and Stock Grant shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Option or Stock Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Option or Stock Grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         11.4 LIMITATION OF RIGHTS IN THE UNDERLYING SHARES. A holder of an Option shall not be deemed for any purpose to be a stockholder of the Company with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder.

SECTION 12. BURDEN AND BENEFIT

         The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant, his executives or administrators, heirs, and personal and legal representatives and Family Members who become lawful transferees of Options granted hereunder.

SECTION 13. PLAN BINDING UPON LAWFUL TRANSFEREES

         In the event of an Optionee's death and Options are to be transferred to the Optionee's legal heirs and distributors, or in the event of transfers during the Optionee's lifetime to his Family Members, such parties shall take such Options subject to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such Options, such parties shall agree to be bound by all provisions of this Plan.

SECTION 14. LOANS/ADDITIONAL CASHLESS EXERCISE PROVISIONS

         At the discretion of the Committee, the Company may loan to the Optionee some or all of the purchase price of the shares acquired upon exercise of an Option granted under the Plan. The Committee, in its sole discretion, may also grant Non-Statutory Stock Options with payment of the exercise price to be made(but not within the first six months from the date of Grant) through additional cashless exercise provisions to be established by the Committee and set forth in the Grant of Option.


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SECTION 15. CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

         Subject to compliance with the requirements for qualification of the Plan and of the Options issued or to be issued thereunder as "Incentive Stock Options" under applicable provisions of federal laws and regulations, the aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any recapitalization or reclassification, and any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any dividends in Common Stock, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

         In the event that the outstanding shares of Common Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (or entity) by reason of any reorganization, merger, or consolidation, appropriate adjustment shall be made in accordance with Section 424(a) of the Code, in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the exercise price per share.

         In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such sale, conveyance or Change in Control, less the exercise price therefor. Upon receipt of such consideration, the Options shall immediately terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of Common Stock, in accordance with the determination of Fair Market Value of Common Stock as set forth herein.

         The Committee shall also have the power and right to accelerate the exercisability of any Options, notwithstanding any limitations in this Plan or in the Grant of Option, upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as Incentive Stock Options that no longer qualify as Incentive Stock Options under
Section 422 of the Code as a result of such acceleration shall be redesignated as Non-Statutory Stock Options.

         A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty (50%) percent of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction(s), such person or group and affiliates beneficially own fifty (50%) percent or more of the Common Stock outstanding.

         If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall authorize the issuance or assumption of Option(s) in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant Option(s) upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new Option for the old Option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

         No fraction of a share shall be purchasable or deliverable upon the exercise of any Option, but in the event any adjustment hereunder in the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

SECTION 16. PLAN MODIFICATION AND AMENDMENT

           Modifications or other amendments to the Plan may be made by the stockholders of the Company. The Plan may also be amended by the Committee; provided, however, that if Incentive Stock Options are granted or to be granted under the Plan, no amendment which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the Modification. No termination, Modification, or amendment of the Plan, may, without the consent of the optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such optionee under such Option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any Incentive Stock Option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the optionee.

SECTION 17. EFFECTIVE DATE OF THE PLAN

         17.1 EFFECTIVE DATE. The Plan is effective as of October 7, 2009.

         17.2 DURATION OF THE PLAN. The Plan shall terminate at midnight on October 6, 2019 which is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by action of the Committee of Directors; and no Stock Option, Restricted Stock Award or other Common Stock award shall be granted after such termination. Stock Options, Restricted Stock Awards and other Common Stock awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

         Executed as a sealed instrument as of the 7th day of October, 2009.

                                      ACE MARKETING & PROMOTIONS, INC.


                                      By: /s/ Dean L. Julia
                                          --------------------------------------
                                          Dean L. Julia, Chief Executive Officer

                                   APPENDIX A


                                     FORM OF
                         GRANT OF OPTION PURSUANT TO THE
                        ACE MARKETING & PROMOTIONS, INC.
         2009 EMPLOYEE BENEFIT AND CONSULTING SERVICES COMPENSATION PLAN


         Ace Marketing & Promotions, Inc., a New York corporation (the "Company"), hereby grants to _______________________________ ("Optionee") an
Incentive (Non-Statutory) Stock Option to purchase ___________ shares of common stock, $.0001 par value (the "Shares") of the Company at the purchase price of $______ per share (the "Purchase Price"). This Grant of Option is exercisable in whole or in part at the principal offices of the Company and upon payment in cash or shares of the Company's Common Stock as permitted under the Plan, or in the case of a Non-Statutory Stock Option, through the cashless exercise provisions established by the Committee at the time of Grant and set forth below or in Appendix I.

         This Option is granted pursuant to the 2009 Employee Benefit and Consulting Services Compensation Plan (the "Plan"), a copy of which is appended hereto. This Option, if it is an Incentive Stock Option, shall be terminated pursuant to the provisions contained in Section 10.4 of the Plan. This Option, if it is a Non-Statutory Stock Option Plan, shall be terminated pursuant to provisions, if any, set forth by the Committee or the Committee, as the case may be, in the minutes approving the Grant of Options described herein. Such termination provisions shall be annexed hereto as Appendix I and are incorporated herein.

         Subject to the preceding paragraph, this Grant of Option, or any portion thereof, may be exercised only to the extent vested per Appendix I, and must be exercised by Optionee or Optionee's permitted transferees as described in the Plan no later than ___________________ (the "Expiration Date") by (i) notice in writing, sent by facsimile copy to the Company at its address set forth above; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Company's Plan. The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is delivered to the Company by facsimile transmission bearing an authorized signature of Optionee.

         This Grant of Option shall be considered validly exercised once the Company has received written notice of such exercise and payment therefor has been received and in the case of checks or money orders, has cleared the banking system.

         If Optionee fails to exercise this Grant of Option in accordance with this Agreement, then this Agreement shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option.

         This Grant of Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Grant of Option by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Grant of Option by such party. Such facsimile copies shall constitute enforceable original documents.

         The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of New York, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction within the county of ________________, New York.

         The Shares may not be sold, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, pledged, hypothecated or otherwise disposed of until (i) the Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form of registration statement as may be appropriate, in the discretion of the Company; or (ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements.

         This Grant of Option may not be assigned, transferred or hypothecated (except as permitted under the Plan) and any other purported assignment, transfer or hypothecation shall be VOID AB INITIO and shall be of no force or effect.

         For purposes of any applicable cashless exercise provisions of this Option, the "fair market value" per Share shall mean the market price of one share of Common Stock on the last business day before the effective date of exercise of the Option. If the Common Stock is then traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the NASDAQ Stock Market (the "NASDAQ Market"), the market price as of a specified day shall be the last reported sale price of one share of Common Stock on such exchange or on the NASDAQ Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the NASDAQ Market. If the Common Stock is not so listed or admitted to unlisted trading privileges the market price as of a specified day shall be the mean of the last bid and asked prices for one share of Common Stock reported on such date (x) by the NASD or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the market price of one share of Common Stock as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company or the Committee.

         The Shares __________________ [INSERT APPROPRIATE LANGUAGE: "have" OR "have not"] been registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-8.

         IN WITNESS WHEREOF, this Grant of Option has been executed effective as of ____________________, 200__.


                                      ACE MARKETING & PROMOTIONS, INC.

                                               NOT FOR EXECUTION
                                      By:
                                          --------------------------------------
                                            (Authorized Executive Officer)

OPTIONEE:

NOT FOR EXECUTION



                          APPENDIX I

[DESCRIBE   TERMINATION   PROVISIONS  OF  NON-STATUTORY  STOCK
OPTIONS]


GRANT OF OPTION PURSUANT TO ACE MARKETING &
PROMOTIONS, INC. 2009 EMPLOYEE BENEFIT AND CONSULTING
SERVICES COMPENSATION PLAN, DATED
_______, 2009.

OPTIONEE:                           __________________________
OPTIONS GRANTED:                    __________________________
PURCHASE PRICE:                     $_________________ PER SHARE
DATE OF GRANT:                      ___________________________
EXERCISE PERIOD:                    ___________ TO ____________

VESTING SCHEDULE:          OPTION ON
                           # OF SHARES      DATE VESTED (ASSUMING CONTINUED EMPLOYEE OR
                           -----------      ----------- CONSULTANT STATUS, ETC.)

                           ___________      ___________
                           ___________      ___________
                           ___________      ___________
                           ___________      ___________
                           ___________      ___________

VESTED OPTIONS EXERCISED TO DATE:           __________ (INCLUDING THIS EXERCISE)
BALANCE OF VESTED OPTIONS TO BE EXERCISED:  __________



                 CASHLESS EXERCISE PROVISIONS APPLICABLE ONLY TO
                    NON-STATUTORY STOCK OPTIONS AT DISCRETION
                          OF COMMITTEE AT TIME OF GRANT

"CASHLESS RIGHT TO CONVERT NON-STATUTORY STOCK OPTION INTO STOCK NET ISSUANCE. IN ADDITION TO AND WITHOUT LIMITING THE RIGHTS OF THE HOLDER UNDER THE TERMS OF THIS NON-STATUTORY STOCK OPTION, THE HOLDER MAY ELECT TO EXERCISE THIS OPTION (BUT NOT WITHIN THE FIRST SIX MONTHS FROM THE DATE OF GRANT) WITH RESPECT TO THEN VESTED SHARES (THE "CONVERSION RIGHT"), THE AGGREGATE VALUE OF WHICH VESTED SHARES SHALL BE EQUAL TO THE "IN-THE-MONEY" VALUE OF THIS OPTION OR THE PORTION THEREOF BEING CONVERTED AS SET FORTH BELOW. THE CONVERSION RIGHT MAY BE EXERCISED BY THE HOLDER BY SURRENDER OF THIS OPTION AT THE PRINCIPAL OFFICE OF THE COMPANY TOGETHER WITH NOTICE OF THE HOLDER'S INTENTION TO EXERCISE THE CASHLESS CONVERSION RIGHT, IN WHICH EVENT THE COMPANY SHALL ISSUE TO THE HOLDER A NUMBER OF VESTED SHARES COMPUTED USING THE FOLLOWING FORMULA.


                        X= Y (A-B)
                           -------
                              A

     WHERE: X       THE NUMBER OF VESTED SHARES TO BE ISSUED TO THE HOLDER.

                    Y THE NUMBER OF VESTED SHARES REPRESENTING THE PORTION OF THIS OPTION THAT IS BEING CONVERTED AND CANCELLED IN PAYMENT OF SHARES ISSUED TO THE HOLDER.

                    A THE FAIR MARKET VALUE OF ONE SHARE OF COMMON STOCK OF THE COMPANY.

                    B THE EXERCISE PRICE (AS ADJUSTED TO THE DATE OF SUCH CALCULATIONS).

         FOR EXAMPLE, IF AN OPTION HOLDER HAS 3,000 OPTIONS EXERCISABLE AT $3.00 PER SHARE, 2,000 OPTIONS ARE VESTED, THE MARKET VALUE IS $6.00 PER SHARE AND THE HOLDER DESIRES TO CONVERT THE OPTION TO THE EXTENT VESTED THROUGH THE CASHLESS EXERCISE PROVISIONS, THE HOLDER WOULD RECEIVE 1,000 VESTED SHARES UPON CONVERSION AND CANCELLATION OF THE 2,000 OPTIONS.

         (X=Y (A-B) = 2,000 ($6.00 - $3.00) = 1,000)"
              -----         ---------------
                A                6.00

================================================================================

                               NOTICE OF EXERCISE
                 (TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO: ACE MARKETING & PROMOTIONS, INC. ("Optionor")

         The undersigned, the holder of the Grant of Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Grant of Option for, and to purchase thereunder, _________ shares of the Common Stock of Ace Marketing & Promotions, Inc., and herewith makes payment of _____________________________________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of _________________________________________________,
and if such shares shall not be all of the shares purchasable hereunder, represents that a new Subscription of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the Ace Marketing & Promotions, Inc. 2009 Employee Benefit and Consulting Services Compensation Plan to be delivered to Optionor when and as appropriate.


                                                     OPTIONEE:


Dated: _________________________           _____________________________________